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                                                                    Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus Supplement of Arrow Electronics, Inc. for the registration of $120,000,000 of floating rate notes and to the incorporation by reference therein of our report dated February 17, 1999, with respect to the consolidated financial statements and schedule of Arrow Electronics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, as filed with the Securities and Exchange Commission.



                                           ERNST & YOUNG LLP


New York, New York
November 19, 1999